EXHIBIT 4.9

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 3, 2009, among Powell Mountain Energy, LLC (the “Guaranteeing Subsidiary”), a subsidiary of International Coal Group, Inc., a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust  Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 23, 2006 providing for the issuance of 10.25% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Signature Page Follows]

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Dated:   December 3, 2009

POWELL MOUNTAIN ENERGY, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, General Counsel and Secretary

BRONCO MINING COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

COALQUEST DEVELOPMENT LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

HAWTHORNE COAL COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

HUNTER RIDGE COAL COMPANY

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE HOLDINGS, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

ICG ADDCAR SYSTEMS, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG BECKLEY, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG EAST KENTUCKY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG EASTERN LAND, LLC

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	Vice President

ICG EASTERN, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG HAZARD LAND, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG HAZARD, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG ILLINOIS, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG KNOTT COUNTY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG NATURAL RESOURCES, LLC

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	Vice President

ICG TYGART VALLEY, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, General Counsel and Secretary

ICG, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, General Counsel and Secretary

JULIANA MINING COMPANY, INC.

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

KING KNOB COAL CO., INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

MARINE COAL SALES COMPANY

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

MELROSE COAL COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

PATRIOT MINING COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

SIMBA GROUP, INC.

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

UPSHUR PROPERTY, INC.

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

VINDEX ENERGY CORPORATION

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

WHITE WOLF ENERGY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

WOLF RUN MINING COMPANY

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President